UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-12

BAKERS FOOTWEAR GROUP, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

May 7, 2009

Dear Shareholder:

You are cordially invited to attend the Company’s Annual Meeting of Shareholders on Tuesday, June 9, 2009. We will hold the meeting at 11:00 a.m. at the Marriott Residence Inn, St. Louis Downtown, Meeting Room No. 3, 525 South Jefferson Avenue, St. Louis, Missouri 63103. In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company’s activities and operating performance is contained in our 2008 Annual Report to Shareholders, which is also enclosed.

Whether or not you plan to attend the Annual Meeting of Shareholders, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail or in person at the meeting.

The Company will make available an alphabetical list of shareholders entitled to vote at the meeting for examination by any shareholder during ordinary business hours at the Company’s principal business offices located at 2815 Scott Avenue, St. Louis, Missouri 63103, from May 31, 2009, until the meeting.

On behalf of the entire board, we look forward to seeing you at the meeting.

Sincerely,

PETER A. EDISON
Chairman of the Board of Directors,
Chief Executive Officer and President

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 9, 2009

The Annual Meeting of Shareholders of Bakers Footwear Group, Inc. will be held at the Marriott Residence Inn, St. Louis Downtown, Meeting Room No. 3, 525 South Jefferson Avenue, St. Louis, Missouri, 63103, on Tuesday, June 9, 2009, at 11:00 a.m., Central Daylight Time, for the following purposes:

1. To elect as directors the five directors named in the attached proxy statement to serve until our next annual meeting;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2009; and

3. To transact such other business as may properly come before the meeting.

By Order of the Board of Directors,
BAKERS FOOTWEAR GROUP, INC.

CHARLES R. DANIEL, III
Secretary

St. Louis, Missouri
May 7, 2009

IMPORTANT NOTICE

The Proxy Statement and the Annual Report
are available online at www.proxydocs.com/bkrs

Please Vote Your Shares Promptly

QUESTIONS AND ANSWERS

Q.	When and where is the annual meeting?

We will hold the annual meeting of shareholders on Tuesday, June 9, 2009, at 11:00 a.m., Central Daylight Time, at the Marriott Residence Inn, St. Louis Downtown, Meeting Room No. 3, 525 South Jefferson Avenue, St. Louis, Missouri 63103.

Q.	Who is entitled to vote at the meeting?

You are entitled to vote at the meeting if you owned shares as of the close of business on April 7, 2009, the record date for the meeting.

Q.	What am I being asked to vote on at the meeting?

We are asking our shareholders to elect directors and to ratify the appointment of our independent registered public accounting firm.

Q.	What vote of the shareholders is needed?

Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for the election of directors and all other items.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q.	What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors and “FOR” the ratification of our independent registered public accounting firm.

Q.	What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the proxy?

If you mark your proxy “abstain” or “withhold authority,” your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors or ratification of the independent registered public accounting firm. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

Q.	Can I change my voting instructions before the meeting?

Yes. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by a written revocation of your proxy sent to the Secretary of Bakers Footwear Group, Inc., or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

PROXY STATEMENT

The board of directors of Bakers Footwear Group, Inc. is soliciting proxies from its shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on Tuesday, June 9, 2009, and at any and all adjournments thereof. The meeting will be held at 11:00 a.m. at the Marriott Residence Inn, St. Louis Downtown, Meeting Room No. 3, 525 South Jefferson Avenue, St. Louis, Missouri 63103.

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders, including record holders, must also present a form of personal identification in order to be admitted to the meeting.

We began sending to all shareholders of record this proxy statement and the accompanying form of proxy on or about May 7, 2009. We sent our 2008 Annual Report, including Form 10-K, excluding exhibits, to shareholders at the same time.

Shareholders Entitled To Vote

You are entitled to vote (in person or by proxy) at the annual meeting if you were a shareholder of record at the close of business on April 7, 2009. On April 7, 2009, 7,132,856 shares of our common stock, par value $0.0001 per share, were outstanding and entitled to vote and no shares of our preferred stock were outstanding. There is no cumulative voting with respect to the election of directors. Shareholders of record are entitled to one vote per share on all matters.

Proxies and Voting Procedures

Whether or not you expect to be present in person at the annual meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. The shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of common stock may be voted only when represented by a properly executed proxy. If you hold your shares in street name through a bank or broker, your broker or bank will send you a separate package describing the procedures and options for voting your shares.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by delivering a written revocation of your proxy to our Secretary or by voting at the meeting. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Your properly completed proxy/voting instruction card will appoint Charles R. Daniel, III and David M. Klemm as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Daniel is the Executive Vice President, Chief Financial Officer, Controller, Secretary and Treasurer. Mr. Klemm is the Assistant Secretary. Your proxy permits you to direct the proxy holders to: (i) vote “for” or withhold your votes from particular nominees for director, and (ii) vote “for”, “against”, or “abstain” from the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the nominees for director and “FOR” the ratification of the appointment of Ernst & Young LLP.

As far as the Company knows, the only matters to be brought before the annual meeting are those referred to in this proxy statement. As to any other matters presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

Required Vote

No business can be conducted at the annual meeting unless a majority of the outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, will be deemed to be represented for quorum purposes. Shares as to which voting instructions are given as to at least one matter will also be deemed to be so represented.

A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for the election of directors and all other items. For this purpose, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter. As a result, abstentions and votes withheld have the same effect as votes cast against a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter. A proxy which states how shares will be voted in the absence of instructions by a shareholder as to any matter will be deemed to give voting instructions as to that matter.

Information Regarding Board of Directors and Committees

Composition of Board of Directors

Under the Company’s restated articles of incorporation, the number of directors shall be fixed by or in the manner provided in the Company’s restated bylaws. Under the Company’s restated bylaws, generally the number of directors of the Company is fixed, and may be increased or decreased from time to time, by resolution of the board of directors. In accordance with the Company’s restated bylaws, our board of directors has fixed the number of directors at five. Our board of directors is currently comprised of Peter A. Edison, Andrew N. Baur, Timothy F. Finley, Harry E. Rich and Scott C. Schnuck, all with terms ending at the 2009 Annual Meeting of Shareholders. Under the Company’s restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The board has nominated all five directors to be elected at the 2009 annual meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company.

The ages, principal occupations, certain directorships held and other information as of April 1, 2009 with respect to our nominees and directors are shown below. There are no family relationships between any of our directors and executive officers.

Peter A. Edison, 53, our Chairman of the Board, Chief Executive Officer and President, has over 30 years of experience in the fashion and apparel industry. Between 1986 and 1997, Mr. Edison served as director and as an officer in various divisions of Edison Brothers Stores, Inc., including serving as the Director of Corporate Development for Edison Brothers, President of Edison Big & Tall, and as President of Chandlers/Sacha of London. He also served as Director of Marketing and Merchandise Controller, and in other capacities, for Edison Shoe Division. Mr. Edison received his M.B.A. in 1981 from Harvard Business School, and served as chairman of the board of directors of Dave & Busters, Inc. until February 2006. He has served as our Chairman of the Board and Chief Executive Officer since October 1997 and as President since September 15, 2007.

Andrew N. Baur, 64, a Director since February 2004, has served as a member of the board of directors of Marshall & Ilsley Corporation since October 2002 and as Chairman of the Board of Southwest Bank of St. Louis, a wholly-owned subsidiary of Marshall & Ilsley Corporation, and formerly of Mississippi Valley Bancshares, Inc., since 1984. Mr. Baur previously served as Chairman of the Board and Chief Executive Officer of Mississippi Valley Bancshares, Inc., a bank holding company, which Marshall & Ilsley acquired in 2002. Mr. Baur is also a director of Wausau Paper Co.

Timothy F. Finley, 65, a Director since February 2004, was Chairman of the Board and Chief Executive Officer of Jos. A. Bank Clothiers, Inc., a clothing retailer, from 1990 until his retirement in 1999. Mr. Finley was also a director of Cole National Corporation until October 2004. Mr. Finley has been a managing director of Alvarez & Marsal since August 2007.

Harry E. Rich, 69, a Director since February 2004, was Chief Financial Officer of the St. Louis Public School System from November 2003 until he retired in November 2005. Mr. Rich served as Executive Vice President and Managing Director of Crown Capital Corporation, a boutique financial advisory firm, from 2001 until October 2003. Mr. Rich was also Executive Vice President, Chief Financial Officer and a director of Brown Shoe Co., a global footwear company, from 1983 until January 2000. He currently serves as the non-executive Chairman of the Board of RehabCare Group, Inc. and as the Chief Financial Officer of the Missouri Historical Society. He retired from the board of directors of Midwest Bank Centre, Inc. in September 2006.

Scott C. Schnuck, 59, a Director since February 2004, is one of eight owners of Schnuck Markets, Inc., his family’s supermarket business. Mr. Schnuck joined his family’s business in September 1975 and became President and Chief Executive Officer in January 2006 and Chairman in November 2006. He served as President and Chief Operating Officer from June 1991 until January 2006. Prior to these positions, Mr. Schnuck served as Senior Vice President of Supermarkets and as Vice President of Marketing. In addition to his positions with Schnuck Markets, Inc., Mr. Schnuck has served as Vice President of various real estate partnerships and as the past Chairman of the Missouri Botanical Garden, Junior Achievement of Mississippi Valley, the Regional Commerce and Growth Association and the St. Louis Sports Commission. Mr. Schnuck has also served as Treasurer of St. Louis Children’s Hospital. Mr. Schnuck is also a director of Schnuck Markets, Inc.

Corporate Governance and Director Independence

Our board of directors undertakes a review of director independence annually. These determinations have been made based on information provided by each of the directors regarding relationships and possible conflicts of interest between a director, his or her affiliates or members of his or her family and the Company. Management and our board of directors consults with our legal counsel to ensure that determinations are consistent with Federal securities laws and the rules of the Nasdaq Stock Market. This review includes an annual questionnaire that directors are required to complete that contains a number of questions designed to ascertain the facts necessary to determine independence, as well as facts regarding any related party transactions. Based on this review, our board of directors has determined that each of Messrs. Baur, Finley, Rich and Schnuck are independent under the rules of the Nasdaq Stock Market. Mr. Edison is an officer of the Company and thus is not independent under those rules. As a result, our board currently has a majority of independent directors under the rules of the Nasdaq Stock Market.

In addition to the matters discussed under “Certain Relationships and Related Person Transactions,” in making its determination, our board of directors considered Mr. Baur’s service as a director and as a non-executive officer employee of Marshall & Ilsley Corporation and as non-executive Chairman of Southwest Bank of St. Louis, a subsidiary of Marshall & Ilsley. Southwest Bank was a ten percent participant in our revolving credit facility with Bank of America, N.A. until April 9, 2009. We recognized an aggregate of $718,445 (10% of which is $71,845) in fees and interest for fiscal year 2008 under our credit facility. Our board of directors determined that Mr. Baur does not have a direct or indirect material interest in this relationship, that it would not interfere with his exercise of independent judgment and that it does not disqualify Mr. Baur from a determination of independence under the rules of the Nasdaq Stock Market, including those applicable to audit committee membership.

Our board of directors also considered the fact that Mr. Baur ($1 million), an entity affiliated with Mr. Baur ($500,000) and Mr. Schnuck ($500,000) are holders of our $4 million in aggregate principal amount of our 9.5% subordinated convertible debentures that were issued on June 26, 2007. See “— Related Party Transactions and Relationships” below. Our board of directors reviewed the terms and conditions of the debenture transaction, a subsequent consent pursuant to that transaction, and the impact on the conversion price of the debentures of other transactions and determined that it would not interfere with Mr. Baur’s or Mr. Schnuck’s exercise of independent judgment and that it does not disqualify either Mr. Baur or Mr. Schnuck from a determination of independence under the rules of the Nasdaq Stock Market, including those applicable to audit committee membership.

Our board of directors has determined that our independent directors will have regularly scheduled meetings at which only the independent directors are present. Our board of directors has also adopted a code of ethics and established an audit committee, compensation committee and a nominating and corporate governance committee and has adopted charters for each of these committees. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of, the Sarbanes-Oxley Act of 2002, the rules of the Nasdaq Stock Market and Securities and Exchange Commission (“SEC”) rules and regulations.

Board Meetings and Committees

Our board of directors met four times and took two actions by unanimous written consent in fiscal year 2008. During fiscal year 2008, all incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during the period they held office. All incumbent directors attended the 2008 Annual Meeting of Shareholders. Our board’s policy is that each member of the board should attend each annual meeting of the corporation, unless the director is unable to attend for good cause.

Audit Committee.  Our audit committee consists of Harry E. Rich, Andrew N. Baur and Timothy F. Finley, all of whom qualify as “independent directors” and as audit committee members under the Nasdaq Stock Market rules. Mr. Rich serves as chairman of the audit committee and has been determined to be an audit committee financial expert as defined in Item 407 of Regulation S-K. Our board of directors has also determined that each of our audit committee members is financially sophisticated as set forth in Rule 4350(d)(2)(A) of the Nasdaq Stock Market. Our audit committee is directly responsible for appointing and reviewing fee arrangements with our independent registered public accounting firm, and approving any non-audit services by our independent registered public accounting firm. Our audit committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent registered public accounting firm. Our audit committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. Our audit committee is also responsible for overseeing our compliance with certain legal and regulatory requirements and for reviewing potential conflict of interest situations, including transactions with related parties. In addition, our audit committee is responsible for establishing procedures for handling any complaints we receive regarding accounting, internal controls, or auditing matters, as well as any confidential, anonymous submissions by any of our employees regarding concerns about questionable accounting or auditing matters. Our audit committee met six times and took two actions by unanimous written consent during fiscal year 2008. We do not have a corporate web site. As a result, none of our charters are available on a corporate web site. Our written audit committee charter was attached as Appendix A to our proxy statement for the 2007 Annual Meeting of Shareholders which has been filed with the SEC.

Compensation Committee.  Our compensation committee consists of Andrew N. Baur, Timothy F. Finley and Scott C. Schnuck each of whom qualify as “independent directors” under the Nasdaq Stock Market rules and as “outside directors” under the Internal Revenue Code of 1986. Mr. Baur is chairman of the compensation committee. The committee meets regularly, or as the committee may from time to time determine as appropriate. Our compensation committee met two times and took one action by unanimous written consent in fiscal year 2008. Our written compensation committee charter was attached as Appendix B to our proxy statement for the 2007 Annual Meeting of Shareholders which has been filed with the SEC.

Our compensation committee’s purpose is to assist the board of directors in fulfilling the board’s oversight responsibilities with regard to compensation of the Company’s management. Our compensation committee has the authority to determine, or recommend for determination to the entire board of directors, the compensation arrangements for our executive officers, including salaries, annual bonus compensation, equity awards and benefits. Annually, the committee reviews each element of executive compensation. The committee has the authority to evaluate the performance and compensation of our executive officers in light of our corporate goals and objectives and supervises the administration of our employee benefit and compensation plans, including our Cash Bonus Plan, our 2003 Stock Option Plan and our 2005 Incentive Compensation Plan. In overseeing those plans, our compensation committee can delegate its authority to management for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters and approval of award documents, except that the committee generally may not delegate its authority with respect to the compensation of our executive officers. The compensation committee also makes recommendations to our board of directors concerning the adoption of any other compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans.

Our compensation committee has the authority to engage independent advisors, including compensation consultants. During fiscal year 2008, the committee engaged Towers Perrin, a nationally recognized independent consulting firm, as our compensation consultant although no services were provided (or fees paid) under that engagement. However, Towers Perrin has provided services as our compensation consultant to the committee in prior years. The consultant has previously provided assistance to the committee in evaluating our executive compensation programs and in setting executive officer compensation. The committee has worked with the consultant in analyzing our compensation practices, reviewing survey data and in structuring our long-term equity-based compensation arrangements and our goals and measurements with respect to those arrangements for our executive officers and other key employees. The committee used survey data and advice of the consultant to consider whether our compensation programs are competitive in the footwear and retail industries. In fiscal 2006 the committee designed an approach to long-term compensation for senior management. The consultant reports directly to the committee and does not perform any services for management. The consultant periodically participates in committee meetings and advises the committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. The consultant also periodically studies and advises our corporate governance and nominating committee on appropriate short- and long-term compensation for our non-management directors.

Our compensation committee also consults with our management, who may attend compensation committee meetings by invitation, regarding our compensation policies and practices. Each year the committee considers our Chief Executive Officer’s recommendations regarding compensation for our other executive officers for the fiscal year in light of our goals, objectives, budget and performance. The committee discusses the recommendations, and assumptions underlying those recommendations, with management each year in light of those goals, objectives and performance and exercises its judgment about each executive officer. Individual executive officers are not present when the committee reviews the performance of that officer or votes on or deliberates with respect to that individual’s compensation.

Please see “Executive Compensation” for additional information on the compensation committee’s processes and procedures for the consideration and determination of executive compensation.

The annual retainer paid to our non-management directors is established by our board of directors upon the recommendation of our directors and our nominating and corporate governance committee.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee consists of Scott C. Schnuck, Andrew N. Baur and Harry E. Rich each of whom qualify as “independent directors” under the Nasdaq Stock Market rules. Mr. Schnuck serves as chairman of the nominating and corporate governance committee. Our board of directors has adopted a nominating and corporate governance committee charter and a director nomination policy which addresses the nominations process and other related matters as may be required by Federal law. In accordance with the committee’s charter, the committee is responsible for making recommendations to our board of directors concerning nominations to the board, including nominations to fill a vacancy (including a vacancy created by an increase in the board of directors). This committee is also charged with shaping corporate governance policies and codes of ethical and legal conduct, and monitoring compliance with such policies. Our nominating and corporate governance committee met one time and took no action by unanimous written consent during fiscal year 2008. Our written nominating and corporate governance committee charter is attached as Appendix A to this proxy statement.

Director Nominations

Previously, our board of directors adopted a policy on director nominations. The nominating and corporate governance committee will consider candidates submitted from a variety of sources when reviewing candidates to fill vacancies on the board of directors, including recommendations by members of the board of directors, Company management, third party search firms and shareholders that submit recommendations in accordance with our prescribed procedures. The committee will seek to identify, evaluate and recruit the best available candidates, and will endeavor to evaluate qualified shareholder nominees on the same basis as those submitted by board members. Minimum qualifications and standards for director nominees include, among other criteria as determined by the board, senior management experience in business, government and/or other relevant organizations. Important experience would include retail experience and board membership with major organizations. Beyond these experiences and skill criteria, the committee will seek a diversity of viewpoints in order to better understand and anticipate changes in the environment (business, governmental and social) in which we operate. After the committee evaluates relevant factors relating to each candidate it will determine whether one or more candidates warrants further investigation. If the process yields one or more desirable candidates, the committee will further evaluate those candidates, including considering the candidates’ qualifications, the Company’s needs, the candidates’ interest, any interviews and appropriate background checks.

Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103:

•	Shareholder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age, business and residential address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the board, and documents his/her ability to satisfy the described director qualifications;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the board.

Our Corporate Secretary will promptly forward such materials to the committee chair and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises and at such other appropriate times. Notwithstanding the foregoing, the committee is not obligated to review any candidate for which the required information is not provided by the time set forth in our restated bylaws for the nomination of director candidates by a shareholder that is not approved by the committee or the board. Separate procedures apply, as provided in our restated bylaws, if a shareholder wishes to submit at an annual meeting a director candidate that is not approved by the committee or board. Please see “General Information — Shareholder Proposals.” There have been no material changes to these procedures since they were first adopted in February 2004.

Code of Business Conduct

We have adopted a Code of Business Conduct (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as directors, officers and employees of the Company. The Code of Ethics requires, among other things, that our senior officers avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, senior officers are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Code of Ethics has been filed as Exhibit 14.1 to our Annual Report on Form 10-K for fiscal year 2008 as filed with the SEC.

Shareholder Communications Policy

Our board of directors has adopted a policy to provide a process for security holders to send written communications to our board. Any security holder wishing to send communications to our board should send the written communication and the following information to our Corporate Secretary, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103:

•	Security holder’s name, number of shares owned, length of period held, and proof of ownership;

•	Name, age, business and residential address of security holder; and

•	Any individual director or committee to which the security holder would like to have the written statement and other information sent.

Compensation of Directors

Currently, our non-management directors receive an annual retainer of $15,000, plus $1,000 per meeting attended ($1,500 for the chair of the audit committee for meetings of the audit committee), including committee meetings and meetings of the independent directors. Chairs of each of the audit, compensation and nominating and corporate governance committees also receive an additional $3,000 annually. On March 11, 2008, each of the Company’s non-management directors was granted non-qualified stock options relating to 10,000 shares of common stock at an exercise price of $1.95 per share, which was equal to or greater than the market price on the date of the grant. On March 12, 2009, each of the Company’s non-management directors was granted non-qualified stock options relating to 5,000 shares of common stock at an exercise price of $0.32 per share, which was equal to or greater than the market price on the date of the grant. Both grants vest in five equal annual installments beginning on the anniversary dates of the grants. For additional information on the exercise terms of our stock options, see “Employment Agreements and Termination of Employment — Stock Options.” We are also obligated to indemnify our directors against certain expenses in certain circumstances under Missouri law and our charter documents.

The following table sets forth information regarding the compensation earned or awarded to each of our non-management directors who served on our board of directors for the fiscal year ended January 31, 2009.

	Fees
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name(1)	($)	($)	($)(2)	($)	Earnings	($)	($)

Andrew N. Baur	29,000	—	22,626	—	—	—	51,626
Timothy F. Finley	27,000	—	22,626	—	—	—	49,626
Harry E. Rich	32,000	—	22,626	—	—	—	54,626
Scott C. Schnuck	24,000	—	22,626	—	—	—	46,626

(1)	Mr. Edison is a named executive officers whose compensation is set forth in the Summary Compensation Table and related tables. See “Executive Compensation.” Mr. Edison did not receive any additional compensation for his service as a director.

(2)	Includes the dollar amount recognized for financial statement reporting purposes for fiscal year 2008 relating to stock options awarded in fiscal year 2008 and in prior years computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) applying the same valuation model and assumptions applied for financial reporting purposes, but disregarding any estimate of forfeitures related to service-based vesting conditions. During fiscal 2008, each non-management Director received an award of nonqualified stock options relating to 10,000 shares of common stock. Such options are exercisable in equal annual installments of 20% after one year from March 11, 2008, the date of grant, and an additional 20% on each successive anniversary of the date of grant until fully vested. Please see Note 15 to the Notes to our Financial Statements in our 2008 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation under FAS 123R. As of May 2, 2009 each non-management director holds stock options relating to 33,000 shares of common stock.

Compensation Committee Interlocks and Insider Participation

Andrew N. Baur, Timothy F. Finley and Scott C. Schnuck served on our compensation committee during the 2008 fiscal year. None of the members of the compensation committee had interlocking or other relationships with other boards or with the Company during the 2008 fiscal year that require disclosure under Item 404 or 407(e)(4) of Regulation S-K other than the disclosure in “— Related Party Transactions and Relationships” below regarding our $4 million in aggregate principal amount of subordinated convertible debentures.

Certain Relationships and Related Person Transactions

Review, Approval or Ratification of Related Person Transactions

We review all relationships and transactions in which the Company and our directors, executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest in such transactions or relationships. In addition, our code of business conduct generally prohibits our officers, directors and employees from engaging in activities that involve, or even appear to involve, a conflict between their personal interest and the interests of the Company. Our code of business conduct encourages our employees to report to us an actual or apparent conflict of interest.

Our audit committee, with the assistance of legal counsel, reviews all related party transactions involving the Company and any of the Company’s principal shareholders or members of our board of directors or senior management or any immediate family member of any of the foregoing. A general statement of this policy is set forth in our audit committee charter, which was attached as Appendix A to our proxy statement for the 2007 Annual Meeting of Shareholders which has been filed with the Securities and Exchange Commission. However, the audit committee does not have detailed written policies and procedures for reviewing related party transactions. Rather, all facts and circumstances surrounding each related party transaction may be considered. If the audit committee determines that any such related party transaction creates a conflict of interest situation or would require disclosure under Item 404 of Regulation S-K, as promulgated by the SEC, the transaction must be approved by the committee prior to the Company entering into such transaction or ratified thereafter. The chair of the committee is delegated the authority to approve such transactions on behalf of the full committee, provided that such approval is thereafter reviewed by the committee. Transactions or relationships previously approved by the committee or in existence prior to the formation of the committee do not require approval or ratification.

Related Party Transactions and Relationships

Initial Public Offering.  In connection with our initial public offering in fiscal year 2004, we sold to the representatives of the underwriters, including Ryan Beck (now an affiliate of Stifel Nicolaus) and their designees warrants to purchase 216,000 shares of common stock which were exercisable until February 10, 2009 at an exercise price equal to $12.7875 per share. These warrants were not exercised and have expired. Certain other demand registration rights also expired on February 10, 2009. In addition, we are required to include the shares of common stock underlying the warrants in any appropriate registration statement we file during the six years following the consummation of our initial public offering. We also granted to Ryan Beck, for a five-year period ending February 3, 2009, the right to designate for election to our board of directors, and to solicit proxies in support of, one person. Ryan Beck did not exercise this right prior to its expiration.

2005 Private Placement.  On April 8, 2005, we closed a private placement with a number of investors for the sale of 1,000,000 shares of our common stock and warrants (the “Investor Warrants”) to purchase 250,000 shares of common stock, subject to anti-dilution and other adjustments, at an exercise price of $10.18 per share, which are generally exercisable from October 5, 2005 until April 8, 2010, for which we received aggregate gross proceeds of $8.75 million, prior to payment of placement agent fees and expenses. Ryan Beck acted as placement agent for the April 8, 2005 private placement pursuant to an engagement letter with us and received placement fees of $700,000, consisting of a 5% transaction fee and 3% non-accountable expense allowance, and warrants to purchase 125,000 shares of common stock, subject to anti-dilution and other adjustments, at an exercise price of $10.18 per share (the “Placement Agent Warrants”). In connection with the April 8, 2005 private placement, we entered into a registration rights agreement with the investors and Ryan Beck which could have subjected us to liquidated damages under certain circumstances. Our potential liability for liquidated damages with respect to that registration statement ended on April 8, 2008.

If a required registration statement had not been declared effective by April 8, 2006, or if sales of shares issuable pursuant to the Investor Warrants cannot be made for any reason, subject to limited exceptions, then the holders of the Investor Warrants would be entitled to utilize a cashless exercise provision. In the event that the closing bid price of a share of our stock equals or exceeds $25.00, subject to adjustment, for any 20 consecutive trading days, then we have the ability to call the Investor Warrants, at a redemption price equal to $0.01 per share, unless earlier exercised, effectively forcing their exercise into common stock. Under the terms of the Investor Warrants, we are required to exercise such right within one business day immediately following the end of any such 20 day trading period. Under the purchase agreement, we have certain ongoing obligations to the investors, including furnishing certain information and indemnifying the investors for certain liabilities.

The Placement Agent Warrants generally have the same terms and conditions as the Investor Warrants, except that the cashless exercise provision is more generally available and the Placement Agent Warrants are not subject to a call provision. We also are required to indemnify Ryan Beck and its counsel from certain liabilities. Under the terms of our engagement of Ryan Beck, Ryan Beck also would have been entitled to additional placement agent fees and warrants in the same percentages until July 31, 2006 for certain other securities sales by us, unless any such future securities sales occur pursuant to a firm commitment underwriting in a public offering, our incentive plans or in other specified circumstances. Ryan Beck was also entitled to similar compensation for similar securities sales for approximately one additional year.

The registration rights agreement entered into in connection with the April 8, 2005 private placement provides certain registration rights relating to the shares of common stock sold to the investors and issuable pursuant to the Investor Warrants, and to Ryan Beck, for the shares of common stock issuable pursuant to the Placement Agent Warrants (“Registrable Securities”). Under the registration rights agreement, we were obligated, at our expense, to file a registration statement covering the resale of the Registrable Securities and to keep it effective for up to 3 years. We also have certain other ongoing obligations, including providing the investors specified notices and certain information and indemnifying the investors and Ryan Beck for certain liabilities. We also agreed to register the shares underlying warrants issued in connection with our initial public offering.

Subordinated Convertible Debentures.  On June 26, 2007, we issued $4 million in aggregate principal amount of subordinated convertible debentures (the “Debentures”) and received net proceeds of approximately $3.6 million. Among the investors in the Debentures are Scott Schnuck ($500,000) and a trust affiliated with Andrew Baur ($1,000,000), who are members of our board of directors, a trust affiliated with Bernard Edison ($500,000), who is an advisory director, and Mississippi Valley Capital, LLC ($500,000), an entity affiliated with Mr. Baur. Mr. Baur is one of the two managers of Mississippi Valley Capital, LLC, a manager-managed limited liability company, and Mr. Baur’s adult children are three of the four members. Bernard Edison is also the father of Peter A. Edison, our Chairman, Chief Executive Officer and President.

The Debentures are non-amortizing and bear interest at a rate of 9.5% per annum, payable semi-annually on each June 30 and December 31, and mature on June 30, 2012. In fiscal 2008, we paid a total of $386,333 in interest and expenses of the Debenture holders in connection with the transaction. As of May 2, 2009, for fiscal 2009 we paid a total of $0 in interest and expenses of the Debenture holders in connection with the transaction. The Debentures were convertible into shares of common stock at any time based on the initial conversion price of $9.00 per share. As discussed below in “— Subordinated Secured Term Loan”, as of May 2, 2009 the Debentures are convertible into shares of our common stock at a conversion price of $8.31 per share. The conversion price is subject to anti-dilution and other adjustments. If we distribute any assets (other than ordinary cash dividends), then generally each holder is entitled to receive a like amount of such distributed property. In the event of a merger, consolidation, sale of substantially all of our assets, or reclassification or compulsory share exchange, then upon any subsequent conversion each holder will have the right to either the same property as it would have otherwise been entitled or cash in an amount equal to 100% principal amount of the Debenture, plus interest and any other amounts owed.

The Debentures also contain a weighted average conversion price adjustment generally for future issuances, at prices less than the then current conversion price, of common stock or securities convertible into, or options to purchase, shares of common stock, excluding generally currently outstanding options, warrants or performance shares and any future issuances or deemed issuances pursuant to any properly authorized equity compensation plans. In accordance with rules of the Nasdaq, the Debentures contain limitations on the number of shares issuable pursuant to the Debentures regardless of how low the conversion price may be, including limitations generally requiring that the conversion price not be less than $8.10 per share for Debentures issued to advisory directors, corporate directors or the entity affiliated with Mr. Baur, that we do not issue common stock amounting to more than 19.99% of our common stock in the transaction or such that following conversion, the total number of shares beneficially owned by each holder does not exceed 19.999% of our common stock. These limitations may be removed with shareholder approval.

The Debentures generally provide for customary events of default, which could result in acceleration of all amounts owed, including default in required payments, failure to pay when due, or the acceleration of, other monetary obligations for indebtedness (broadly defined) in excess of $1 million (subject to certain exceptions), failure to observe or perform covenants or agreements contained in the transaction documents, including covenants relating to using the net proceeds, maintaining legal existence, prohibiting the sale of material assets outside of the ordinary course, prohibiting cash dividends and distributions, share repurchases, and certain payments to our officers and directors. We generally have the right, but not the obligation, to redeem the unpaid principal balance of the Debentures at any time prior to conversion if the closing price of our common stock (as adjusted for stock dividends, subdivisions or combinations) is equal to or above $16.00 per share for each of 20 consecutive trading days and certain other conditions are met. We have also agreed to provide certain piggyback and demand registration rights, until two years after the Debentures cease to be outstanding, to the holders under the Securities Act of 1933 relating to the shares of common stock issuable upon conversion of the Debentures.

In connection with their review and approval of the transaction, our audit committee engaged, and agreed to indemnify and to pay expenses and to pay financial advisory fees of approximately $175,000 to Stifel Nicolaus, as financial advisor. In the past, Ryan Beck, has performed investment banking services for us from time to time, received compensation and Ryan Beck and affiliates of Ryan Beck own our securities. Ryan Beck is also a party to other agreements with us and, as described above, has the right to designate an observer to attend meetings of our board of directors.

Subordinated Secured Term Loan.  On February 4, 2008 we consummated, a $7.5 million subordinated secured term loan with Private Equity Management Group, Inc. (“PEM”), as arranger and administrative agent on behalf of the lender, and an affiliate of PEM, as the lender (the “Lender”). The term loan matures on February 1, 2011. Originally, interest and principal installments were required to be repaid over 36 months at an interest rate of 15% per annum. As additional consideration for the loan, PEM received 350,000 shares of our common stock. We also paid PEM an advisory fee of $300,000 and PEM’s costs and expenses incurred in connection with the term loan.

As of May 2, 2009, the face value of the principal amount under the term loan is $4,812,500. During fiscal 2008, we paid PEM a total of $2,000,000 in principal, $1,007,891 in interest and $475,000 in other fees and expenses under the term loan. As of May 2, 2009, for fiscal 2009 we have paid PEM a total of $687,500 in principal, $195,269 in interest and $250,000 in other fees and expenses under the term loan. We received aggregate gross proceeds of $7.5 million and net proceeds of approximately $6.7 million. We used the net proceeds initially to repay amounts owed under our senior credit facility and for working capital purposes. We have broad obligations to indemnify, and pay the fees and expenses of PEM and the Lender in connection with, among other things, the enforcement, performance and administration of the term loan and the other loan documents.

On May 9, 2008, we entered into an amendment to our term loan under which our first quarter fiscal year 2008 minimum adjusted EBITDA financial covenant was reduced and principal payments under the term loan were deferred until September 1, 2008, with the remaining principal payments under the Loan re-amortized over the original term. As consideration for the amendment, we issued an additional 50,000 shares of our common stock to PEM. On May 9, 2008, PEM beneficially owned approximately 5.67% of our outstanding common stock. The amendment also added the 50,000 new shares to our registration obligations under the registration rights agreement we entered into with PEM (discussed below) with respect to the 350,000 shares that we issued to PEM in connection with the initial entry into the term loan.

On April 9, 2009, we entered into a second amendment to our term under which our minimum adjusted EBITDA financial covenant for the period of February 3, 2008 to January 1, 2009 was changed from $4,305,231 to negative $1,000,000 in order to maintain compliance with that covenant. The second amendment to our term loan also tightened certain other financial covenants relating to our tangible net worth (as defined in the loan agreement) and minimum adjusted EBITDA in future periods and reduced the allowable amount of our capital expenditures for fiscal years 2009 and 2010 to $1,000,000 per year. As consideration for the second amendment we paid PEM a fee of $250,000 and issued PEM an additional 250,000 shares of our common stock.

As a result of the issuance of a total of 650,000 shares of our stock to PEM, the conversion price of the Debentures adjusted from $9.00 to $8.31. Based on the new conversion price of $8.31, the Debentures are convertible into an aggregate of 481,347 shares of our common stock, after eliminating fractional shares.

The term loan is secured by substantially all of our assets. The term loan is subordinate to our loan with Bank of America, N.A. (the “Bank”), our senior lender, but it is senior to our Debentures. Holders of the Debentures consented to the transaction and executed a subordination agreement in favor of the Lender.

We are permitted to prepay the term loan, subject to prepayment penalties which range between 2% and 1% of the aggregate principal balance of the loan. We are also required to make prepayments, subject to the senior subordination agreement in favor of the Bank, on the term loan in certain circumstances, including generally if we sell property and assets outside the ordinary course of business, and upon receipt of certain extraordinary cash proceeds and upon sales of securities.

We are subject to financial covenants which require us to maintain specified levels of tangible net worth and adjusted EBITDA (both as defined in the loan agreement) each fiscal quarter and certain annual limits on capital expenditures. We are also subject to certain other restrictive covenants, including covenants that restrict our ability to use the proceeds of the term loan, to incur additional indebtedness, to pre-pay other indebtedness, to dispose of assets, to effect certain corporate transactions, including specified mergers and sales of all or substantially all of our assets, to change the nature of our business, to pay dividends (other than in the form of common stock dividends), as well as covenants that limit transactions with affiliates and prohibit a change of control. For this purpose, a change of control is generally defined as, among other things, a person or entity acquiring beneficial ownership of more than 50% of our common stock, specified changes to our Board of Directors, sale of all or substantially all of our assets or certain recapitalizations. We also made customary representations and warranties and affirmative covenants, including provisions relating to providing reports, inspections and appraisal, and maintenance of property and collateral.

Upon the occurrence of an event of default under the term loan, the Lender will be entitled to acceleration of the debt plus all accrued and unpaid interest, subject to the senior subordination agreement in favor of the Bank, with the interest rate increasing to 17.5% per annum. The term loan generally provides for customary events of default, including default in the payment of principal or interest or other required payments, failure to observe or perform covenants or agreements contained in the transaction documents (excluding the registration rights agreement (described below)), materially breaching our senior credit facility or the terms of the Debentures, generally failure to pay when due debt obligations (broadly defined, subject to certain exceptions) in excess of $1 million, specified events of bankruptcy or specified judgments against us.

We also entered into a registration rights agreement with PEM in respect of the 400,000 shares issued to PEM in connection with the initial term loan and the first amendment to the term loan. Under the amended registration rights agreement, we were required to file a registration statement relating to the shares with the SEC by May 12, 2008 and declared effective by the SEC within 120 days after February 1, 2008. We met these deadlines. If we did not meet these deadlines, or if the registration statement ceases to be effective for more than 60 days per year or more than 30 consecutive calendar days or if our common stock ceases to be traded on an eligible market as required, then we must generally pay PEM liquidated damages in an amount equal to 2% of the value of the registrable shares remaining (based on an aggregate value of $1,096,000) for each 30 day period (prorated for partial periods). We are required to use our reasonable best efforts to keep the registration statement continuously effective, subject to certain exceptions, until the earlier of all of the registrable securities being sold or ceasing to be registrable under the agreement, or February 1, 2010. We are required to pay all costs of preparing, filing and maintaining the effectiveness of the registration statement. We also have certain other ongoing obligations, including providing PEM specified notices and certain information, indemnifying PEM for certain liabilities and using reasonable best efforts to timely file all required filings with the SEC and make and keep current public information about us. We did not grant PEM any registration rights with respect to the 250,000 shares of our common stock issued in connection with the second amendment to the term loan.

Election of Directors (Proxy Item No. 1)

The shareholders are being asked to elect as directors on our board of directors Messrs. Peter A. Edison, Andrew N. Baur, Timothy F. Finley, Harry E. Rich and Scott C. Schnuck to terms ending with the next annual meeting, or until a successor is elected and qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company. For more information regarding the nominees for director, see “Information Regarding Board of Directors and Committees” above. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our board may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES FOR DIRECTOR.

Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 2)

Our audit committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to examine the financial statements of the Company for our 2009 fiscal year.

While the audit committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit committee and our board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The audit committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the audit committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the annual meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions. For a detailed listing of the fees paid by us to Ernst & Young LLP for professional services in fiscal year 2008, see “Principal Accountant Fees and Services.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

Report of the Audit Committee

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management is primarily responsible for the financial statements and reporting process including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

In this context, the committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The committee discussed with the Company’s independent registered public accounting firm the overall scopes and plans for its audit. The committee has met with representatives of the independent registered public accounting firm, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management represented to the committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles. The committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under the auditing standards of the Public Company Accounting Oversight Board.

We have reviewed and discussed with Ernst & Young LLP the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). We have received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee with respect to independence. We have discussed with Ernst & Young LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with such independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2009 for filing with the Securities and Exchange Commission. The committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

The members of the committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the advice and assurances of the independent registered public accounting firm. While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and the Company’s business conduct policies. Accordingly, the oversight provided by the committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls, that the financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or that the audit of the Company’s financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board.

AUDIT COMMITTEE

Harry E. Rich, Chair
Andrew N. Baur
Timothy F. Finley

Principal Accountant Fees and Services

We have incurred the following fees for professional services rendered by Ernst & Young LLP, our independent registered public accounting firm, for services rendered in fiscal year 2007 and fiscal year 2008:

	Amount Billed for
	Fiscal Year
Description of Professional Service	2007	2008

Audit Fees — professional services rendered for the audit of our annual financial statements, SEC registration statements, comfort letters and consents in connection with registration statements and for quarterly reviews of the financial statements	$436,060	$320,000
Audit-Related Fees — assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements	1,500	1,500
Tax Fees — professional services rendered by Ernst & Young LLP for tax compliance, tax consulting and tax planning	—	—
All Other Fees	—	—

Total Ernst & Young LLP Fees	$437,560	$321,500

As described in the audit committee charter, it is the audit committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by the independent registered public accounting firm. The audit committee’s pre-approval policy is attached to the audit committee charter which was attached as Appendix A to our proxy statement for our 2007 Annual Meeting of Shareholders. Generally, each year the audit committee reviews and approves the audit services and the estimated audit fees for the following year, with projections updated quarterly and the committee pre-approving any amounts exceeding original estimates. Annually, and otherwise as necessary, the committee reviews and approves all non-audit services and the estimated fees for such services for the current fiscal year. Recurring services are generally approved by category. Non-recurring services are generally approved by category as are individual projects exceeding a certain amount. Should an engagement need pre-approval before the next audit committee meeting, authority to grant approval is delegated to the audit committee chairman. The audit committee approved all of Ernst & Young LLP’s services for the periods referred to in the table above.

Stock Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information, as of April 10, 2009, except as set forth below, concerning the beneficial ownership of our common stock for:

•	each of our executive officers named in our Summary Compensation Table (our “named executive officers”);

•	each of our directors or nominees;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known by us to be the beneficial owner of more than 5% of our common stock.

Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him, her or it.

		Number of Shares
		of Common Stock		Approximate
	Number of Shares of	Underlying		Percentage of
	Common Stock	Options and		Outstanding
	Beneficially Owned	Other Rights Exercisable		Shares of
Name and Address(1)	Excluding Options(2)	Within 60 Days	Total	Common Stock

Directors, Nominees and Executive Officers
Peter A. Edison(3)	458,921	40,268	499,189	6.72%
Mark D. Ianni(4)	44,943	32,404	77,347	1.04%
Joseph R. Vander Pluym(5)	31,100	41,363	72,463	*
Andrew N. Baur(6)	37,077	194,904	231,981	3.06%
Timothy F. Finley(7)	1,000	14,400	15,400	*
Harry E. Rich(8)	1,000	14,400	15,400	*
Scott C. Schnuck(9)	13,300	74,568	87,868	1.18%
All executive officers and directors as a group (9 persons)(10)	634,341	442,890	1,077,231	13.77%
5% Owners (not included above)
Austin W. Marxe and David M. Greenhouse and affiliates(11)	2,610,822	—	2,610,822	35.36%
Wells Fargo & Company and affiliates(12)	1,152,416	—	1,152,416	15.61%
Private Equity Management Group, Inc.(13)	650,000	—	650,000	8.80%
Royce & Associates, LLC(14)	573,566	—	573,566	7.77%
Bernard A. Edison(15)	323,767	60,168	383,935	5.16%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise specified below, the business address of each of the above persons is: c/o Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or convertible debentures held by that person that are currently exercisable or that are exercisable within 60 days of April 10, 2009 are deemed to be outstanding and are described below as currently exercisable. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised options cannot be voted. We issued $4 million in aggregate principal amount of our subordinated convertible debentures on June 26, 2007. As of April 10, 2009 these debentures were convertible at any time into shares of our common stock at an exercise price of $8.31 per share, subject to certain adjustments. The debenture holders do not have any voting or dispositive power over the shares of common stock that may be acquired upon conversion of the debentures until the debentures are converted into shares of our common stock. Shares of restricted stock were granted under our 2005 Incentive Compensation Plan and provide the holder with voting power, but not dispositive power.

(3)	Represents 345,376 shares of our common stock owned by Peter A. Edison, our Chairman of the Board, Chief Executive Officer and President. Includes 7,890 shares owned by Mr. Edison’s wife and 76,155 shares owned by the Bernard A. Edison Revocable Trust, of which Peter Edison is a co-trustee. Peter Edison has shared voting and investment power with respect to the shares owned by the Bernard A. Edison Revocable Trust and by Peter Edison’s wife. Includes 40,268 shares of common stock subject to currently exercisable options. Does not include 55,515 shares underlying outstanding unvested options. Includes 29,500 shares of restricted stock granted under our 2005 Incentive Compensation Plan. Mr. Edison has sole voting power, but not dispositive power, over these shares of restricted stock.

(4)	Represents 19,943 shares of our common stock owned by Mark D. Ianni, our Executive Vice President and Chief Merchandising Officer. Includes 32,404 shares of common stock subject to currently exercisable options. Does not include 41,286 shares underlying outstanding unvested options. Includes 25,000 shares of restricted stock granted under our 2005 Incentive Compensation Plan.

(5)	Represents 6,100 shares of our common stock held in the name of Joseph Vander Pluym, our Executive Vice President and Chief Operations Officer and his wife, over which they share voting and investment power. Includes 41,363 shares of common stock subject to currently exercisable options. Does not include 41,273 shares underlying outstanding unvested options. Includes 25,000 shares of restricted stock granted under our 2005 Incentive Compensation Plan.

(6)	Includes 37,077 shares of our common stock held in trust for Mr. Baur, one of our directors, over which Mr. Baur maintains sole voting and investment power. Includes 60,168 shares of our common stock that may be acquired by Mississippi Valley Capital, LLC upon exercise of a subordinated convertible debenture. Mr. Baur is one of the two managers of Mississippi Valley Capital, LLC, a manager-managed limited liability company, and Mr. Baur’s adult children are three of the four members. Includes 120,336 shares of common stock that may be acquired by a trust affiliated with Mr. Baur upon exercise of a subordinated convertible debenture. Includes 14,400 shares of common stock subject to currently exercisable options. Does not include 18,600 shares underlying outstanding unvested options.

(7)	Represents 1,000 shares held by the Timothy F. Finley Revocable Trust u/a dated October 13, 2003 pursuant to which Mr. Finley, one of our directors, shares voting and investment power with his wife. Also includes 14,400 shares of common stock subject to currently exercisable options. Does not include 18,600 shares underlying outstanding unvested options.

(8)	Represents 1,000 shares of our common stock held in the name of Harry E. Rich, one of our directors and his wife, over which they share voting and investment power. Also includes 14,400 shares of common stock subject to currently exercisable options. Does not include 18,600 shares underlying outstanding unvested options.

(9)	Represents 13,300 shares of our common stock held in the name of Scott C. Schnuck, one of our directors. Also includes 14,400 shares of common stock subject to currently exercisable options. Does not include 18,600 shares underlying outstanding unvested options. Includes 60,168 shares of common stock that may be acquired upon conversion of a subordinated convertible debenture.

(10)	This group is comprised of Peter Edison, Harry Rich, Andrew Baur, Mark Ianni, Charles R. Daniel, III, Stanley Tusman, Joseph Vander Pluym, Timothy Finley and Scott C. Schnuck. Includes 634,341 shares of common stock and 442,890 shares underlying options or convertible debentures exercisable within 60 days. Does not include 266,355 shares underlying outstanding unvested options.

(11)	Consists of an aggregate of 2,610,822 shares of our common stock over which Messrs. Marxe and Greenhouse and affiliates report shared voting and investment control, including 1,188,499 shares held by Special Situations Fund III QP, L.P. (“QP”), 1,231,884 shares owned by Special Situations Cayman Fund, L.P. (“Cayman”), 190,439 shares of common stock owned by Special Situations Private Equity Fund, L.P. (“PE”) and 0 shares owned by Special Situations Fund III, L.P. (“SSLP”). Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Cayman. AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to SSLP and the general partner of QP. Marxe and Greenhouse are also members of MG Advisers L.L.C. (“MG”), the general partner of PE. AWM also serves as the investment adviser to QP and PE. (QP, Cayman, PE and SSLP will hereafter be referred to in this footnote as the “Funds”). The principal business of each Fund is to invest in equity and equity-related securities and other securities of any kind or nature. The business address for Messrs. Marxe and Greenhouse and for each of these entities is 527 Madison Avenue, 26th Floor, Suite 2600, New York, NY 10022. The information in this footnote is primarily based on a Schedule 13D/A filed with the SEC on March 6, 2009 and a Form 4 filed with the SEC on February 19, 2009.

(12)	Consists of an aggregate of 1,152,416 shares of stock reported as beneficially owned by Wells Fargo & Company and its affiliates, of which Wells Fargo & Company reports sole voting power with respect to an aggregate of 1,110,485 shares, sole dispositive power over an aggregate 1,061,333 shares and shared dispositive power over an aggregate of 1,083 shares. Wells Capital Management Incorporated, reports sole voting power with respect to 628,049 shares and sole dispositive power with respect to 977,531 shares and Wells Fargo Funds Management, LLC, reports sole voting power with respect to 392,436 shares and sole dispositive power with respect to 83,802 shares. Both Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC are subsidiaries of Wells Fargo & Company. The business address of these entities is: Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104; Wells Capital Management Incorporated, 525 Market Street, San Francisco, CA 94105; and Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, CA 94105. The information in this footnote is primarily based on a Schedule 13G/A filed with the SEC on April 30, 2009.

(13)	Consists of an aggregate of 650,000 shares of our common stock held by Private Equity Management Group, Inc. Please see “Certain Relationships and Related Person Transactions — Subordinated Secured Term Loan” for additional information. The business address of Private Equity Management Group, Inc. is 1 Park Plaza, Suite 550, Irvine, California 92614. Private Equity Management Group, Inc. has eight shareholders but none are majority shareholders. The shareholders, acting together by majority vote, may be deemed to have the power to vote or direct the vote, and the power to dispose or to direct the disposition of, the securities held by Private Equity Management Group, Inc., and thus have beneficial ownership of those securities. The shareholders disclaim beneficial ownership of the securities. The information in this footnote is based on a Schedule 13G filed with the SEC on May 15, 2008 and on information provided to us.

(14)	Consists of an aggregate of 573,566 shares of our common stock reported as owned by Royce & Associates, LLC. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The information in this footnote is based on a Schedule 13G/A filed with the SEC on January 17, 2007.

(15)	Represents 76,155 shares of our common stock owned by the Bernard A. Edison Revocable Trust. Mr. B. Edison is the father of Peter Edison and an advisor to the board of directors. Includes 76,980 shares owned by the Beatrice C. Edison Irrevocable Non-GST Trust for Bernard A. Edison dated 8-31-59, of which Mr. B. Edison is a co-trustee. Includes 97,975 shares owned by the Beatrice C. Edison Irrevocable GST Trust for Bernard A. Edison Dated 8-31-59, of which Mr. B. Edison is a co-trustee. Includes 33,380 shares held by the David A. Edison Revocable Trust, of which Mr. B. Edison is a co-trustee. Includes 39,277 shares held by the Marilyn Sue Edison Revocable Trust, of which Mr. B. Edison is a co-trustee. Mr. B. Edison disclaims beneficial ownership of all shares held by the David A. Edison Revocable Trust and by the Marilyn Sue Edison Revocable Trust. Mr. B. Edison has shared voting and investment power with respect to the shares owned by the David A. Edison Revocable Trust, the Bernard A. Edison Revocable Trust, the Beatrice C. Edison Irrevocable GST Trust for Bernard A. Edison Dated 8-31-59, the Beatrice C. Edison Irrevocable Non-GST Trust for Bernard A. Edison dated 8-31-59 and the Marilyn Sue Edison Revocable Trust. Includes 58,207 shares of our common stock that may be acquired upon conversion of a subordinated convertible debenture by a trust in which Mr. B. Edison serves as a co-trustee.

Executive Compensation

The following provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Overview

The compensation committee sets the compensation of the Company’s executive officers. The Company’s executive compensation programs are intended to align executive compensation with our business objectives and individual performance and to enable us to attract, retain and reward executive officers who contribute to our long-term success. Generally, the committee considers and evaluates the Company’s performance and goals, our Chief Executive Officer’s recommendations and financial performance measures and other factors. Generally, as employees advance to higher levels an increasing proportion of their pay is intended to be linked to performance over the long-term, including equity compensation.

The compensation of Peter Edison, our Chief Executive Officer, and the Company’s other executive officers identified in our Summary Compensation Table in this proxy statement, who we refer to as the “named executive officers,” consists of a combination of base salary, bonuses and equity-based compensation. Executive officers and all salaried employees also receive a benefits package. Pursuant to employment agreements, the named executive officers are also entitled to certain compensation on a termination of employment.

Compensation of Named Executive Officers

The Company incurred net losses in fiscal years 2006, 2007 and 2008. In light of these losses, in the first quarter of fiscal years 2007, 2008 and 2009, the Committee limited increases in salaries in favor of bonuses, including equity awards, based on performance measures and individual merit.

Cash Bonuses.  For fiscal year 2008, the Company entered into cash bonus arrangements with the executive officers consistent with our Cash Bonus Plan. In 2008, the Committee established performance objectives based on a percentage of the officer’s cumulative salary with the performance objective based on the Company’s adjusted EBITDA, which was generally defined in the same manner as it is for purposes of a financial covenant in the Company’s $7.5 million subordinated secured term loan, during the bonus period. For fiscal year 2008, for any bonus to have been paid adjusted EBITDA must have been at least $9.3 million, in the case of Mr. Edison, and at least $7.3 million, in the case of the other officers. Maximum bonuses were payable if adjusted EBITDA was $14.5 million or more. The size of these potential bonuses ranged between 15% and 112.5% of cumulative salary, depending on the level of adjusted EBITDA. The Committee also approved potential subjective bonuses for each named executive officer based on an amount equal to 12.5% of the officer’s cumulative (base) salary upon the achievement of qualitative and other criteria relating to that officer’s duties, as communicated to that officer, including goals based on the budget, brand and organizational improvements and store expansion in the case of Mr. Edison, and similar goals for each of the other named executive officers based on that officer’s position. For 2008, no amounts were earned or paid with respect to any of these bonus arrangements.

For fiscal year 2009, the Company entered into cash bonus arrangements with the executive officers consistent with the 2008 cash bonus arrangements. In 2009, the Committee established performance objectives based on a percentage of the officer’s cumulative salary with the performance objective based on the Company’s adjusted EBITDA, which is generally defined in the same manner as it is for purposes of a financial covenant in the Company’s $7.5 million subordinated secured term loan, during the bonus period. For fiscal year 2009, for any bonus to be paid adjusted EBITDA must be at least $8.8 million, in the case of Mr. Edison, and at least $8.0 million, in the case of the other officers. Maximum bonuses are payable if adjusted EBITDA is $14.1 million or more. The size of these potential bonuses range between 12.50% and 99.17% of cumulative salary, in the case of Mr. Edison, and between 7.50% and 75% of cumulative salary, in the case of the other officers, depending on the level of adjusted EBITDA. The Committee also approved potential subjective bonuses for each named executive officer based on an amount equal to 12.5% of the officer’s cumulative (base) salary upon (i) the achievement of qualitative and other criteria relating to that officer’s duties, as communicated to that officer, including goals based on the budget, brand and organizational improvements and financial flexibility in the case of Mr. Edison, and similar goals for each of the other named executive officers based on that officer’s position, and (ii) the Company’s adjusted EBITDA for the bonus period is at least $8.0 million.

Equity Awards.  In the past we have employed three types of equity-based awards: performance shares and restricted stock granted under our 2005 Incentive Compensation Plan and stock options granted under our 2003 Stock Option Plan. The amount of the awards and allocation was based on the Committee’s analysis and other factors, including an estimate of the value of the awards. In 2006 and 2007, the Committee determined to de-emphasize stock options in favor of performance share awards based on sales and return on average assets over a three year period. In 2008 and the spring of 2009, the Committee determined to grant stock options and restricted stock to its named executive officers and certain other employees. No performance shares were issued at that time because of the limited number of such shares then available under the 2005 Incentive Compensation Plan.

Performance Share Awards.  An award of performance shares represents the right of the participant to receive shares of our common stock (or equivalent value) if specified performance objectives are achieved. No dividends or voting rights apply to the awards during the performance period. For fiscal year 2007, the committee set the performance objectives based on our compound annual growth rate in sales (“CAGR”) and our return on average assets (“ROAA”), both as defined in the awards. The committee chose these performance measures because they reflected the Company’s long-term goals of sales growth and the efficient use of Company resources while maximizing profitability. For the fiscal year 2007 awards, each named executive officer would receive the applicable target award if both the Company’s CAGR equals or exceeds 10% and the Company’s ROAA equals or exceeds 4.5% over the three fiscal year performance period from 2007 through 2009. Participants would be entitled to awards ranging between the threshold award, which is equal to 20% of the target award, and a maximum award of up to 200% of the target award determined by multiplying the percentages set forth in a matrix, calculated in the discretion of the committee, by the target award. If the minimum performance objectives are not achieved (2.5% CAGR and 3.0% ROAA), then generally no performance awards will be paid. No more than the maximum award may be paid to any participant pursuant to the award. Generally, the performance awards do not vest until the end of the performance period, assuming continued employment. The minimum performance objectives for the performance share awards granted in 2006 covering the three-year performance period ended January 31, 2009 were not met, resulting in no payouts under these awards. As a result of the 2007 and 2008 operating performance, it is unlikely that the minimum performance objectives for the 2007 performance share awards will be achieved.

Stock Options.  On March 15, 2007, the committee awarded stock options to the named executive officers with an exercise price of $10.39 per share, with vesting over a three year term. On October 3, 2007, the committee awarded additional options to these individuals at an exercise price of $4.52, with vesting over a five year period. On March 11, 2008, the committee awarded additional stock options to the named executive officers with an exercise price of $1.95 per share, with vesting over a five year period. On June 20, 2008, the committee awarded additional stock options to the named executive officers with an exercise price of $1.43 per share, with vesting over a five year period. The number of awards for each named executive officer are set forth in the Outstanding Equity Awards at Fiscal Year-End table below.

Restricted Stock.  No shares of restricted stock were granted to the named executive officers in fiscal 2008. Restricted stock previously granted to the named executive officers on October 3, 2007 is shown in the Outstanding Equity Awards At Fiscal Year-End table. On March 12, 2009, restricted stock was granted to the named executive officers in the following amounts: Mr. Edison — 18,000 shares; Mr. Vander Pluym — 15,000 shares; and Mr. Ianni — 15,000 shares.

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by us to our Chief Executive Officer, Peter Edison and our two most highly compensated other executive officers (the “named executive officers”) for the last two fiscal years.

						Non-
						Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)(1)	($)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)

Peter A. Edison,	2008	350,000	—	10,396	66,007	—	—	30,300	456,703
Chairman of the Board,	2007	350,000	—	3,465	66,526	—	—	28,350	448,341
Chief Executive Officer and President(6)
Joseph R. Vander Pluym,	2008	270,000	—	9,040	35,004	—	—	—	314,044
Executive Vice President and	2007	253,654	—	3,013	40,319	—	—	78	297,064
Chief Operations Officer
Mark D. Ianni,	2008	270,000	—	9,040	30,425	—	—	—	309,465
Executive Vice President and Chief Merchandising Officer

(1)	We have employment agreements with each of our named executive officers. Please see “Employment Agreements and Termination of Employment” for a description of those agreements.

(2)	Includes the dollar amount recognized for financial statement reporting purposes for each fiscal year relating to performance share awards in fiscal years 2006 and 2007 and relating to restricted stock awards in fiscal year 2007 computed in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”) applying the same valuation model and assumptions applied for financial reporting purposes, but disregarding any estimate of forfeitures related to service-based vesting conditions. Amounts for performance share awards relate to performance share awards under our shareholder approved 2005 Incentive Compensation Plan, subject to the satisfaction of performance objectives based on return on average assets and compound annual growth rate in sales during a three fiscal-year performance period. Amounts for performance share awards generally reflect the difference between the financial reporting value at the beginning and the end of the fiscal year. No amounts have been included for performance shares granted in fiscal year 2006, which lapsed without the minimum performance objectives being met, and fiscal year 2007, as it is unlikely that the applicable minimum performance objectives will be achieved. Amounts for restricted stock generally include the aggregate grant date fair value amortized over the applicable vesting period. Please see Note 15 to our Financial Statements in our 2008 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation under FAS 123R.

(3)	Includes the dollar amount recognized for financial statement reporting purposes for each fiscal year relating to stock options granted in the fiscal year or in prior years computed in accordance with FAS 123R applying the same valuation model and assumptions applied for financial reporting purposes, but disregarding any estimate of forfeitures related to service-based vesting conditions. Amounts for stock options generally include the aggregate grant date fair value amortized over the applicable vesting period. Please see Note 15 to our Financial Statements in our 2008 Annual Report on Form 10-K for a discussion of the assumptions made in the valuation under FAS 123R.

(4)	Includes amounts earned in each fiscal year, paid in the following year pursuant to subjective bonuses based on qualitative criteria communicated in advance to each named executive officer.

(5)	The table includes amounts for perquisites and other personal benefits, or property, unless the aggregate amount of such compensation for a named executive officer is less than $10,000. Subject to such limitations, the table includes aggregate amounts relating to perquisites for fiscal years 2007 and 2008. Perquisites for our named executive officers consist of use of Company provided automobiles or automobile allowances for Messrs. Edison and Vander Pluym and premiums paid on a long-term disability insurance policy for the benefit of Mr. Edison. The table also includes: (a) the value of “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes relating to Company provided automobiles or automobile allowances and for amounts reimbursed relating to taxes applicable to premiums on Mr. Edison’s long-term disability policy, all of which for Mr. Edison amounted to $9,464 in 2007 and $10,136 in 2008; and (b) the value of premiums paid by the Company on behalf of named executive officers for fiscal year 2007 for term life insurance.

(6)	Mr. Edison does not receive any separate compensation for his service as a director.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of unexercised or unvested stock options and unearned performance share awards held by our named executive officers as of the end of fiscal year 2008.

	Option Awards						Stock Awards
											Equity Incentive
									Market	Equity Incentive	Plan Awards:
	Number of		Number of				Number of		Value of	Plan Awards:	Market or Payout
	Securities		Securities				Shares or		Shares or	Number of	Value of Unearned
	Underlying		Underlying				Units of		Units of	Unearned Shares,	Shares, Units
	Unexercised		Unexercised		Option		Stock That		Stock That	Units or Other	or Other Rights
	Options		Options		Exercise	Option	Have not		Have not	Rights That	That Have
	(#)		(#)		Price	Expiration	Vested		Vested	Have Not Vested	Not Vested
Name	Exercisable(1)		Unexercisable(1)		($)	Date	(#)		($)(11)	(#)	($)(11)

Peter A. Edison	15,000	(2)	10,000	(2)	11.34	4/8/2015	11,500	(10)	4,600	16,422 (9)	6,568
	3,626	(3)	1,813	(3)	20.06	3/16/2016
	4,114	(4)	8,230	(4)	10.39	3/15/2017
	4,600	(6)	18,400	(6)	4.52	10/3/2017
	—		10,000	(7)	1.95	3/11/2018
	—		20,000	(8)	1.43	6/20/2018
Joseph R. Vander Pluym	16,000	(5)	8,000	(5)	7.75	2/10/2014	10,000	(10)	4,000	4,281 (9)	1,712
	6,000	(2)	4,000	(2)	11.34	4/8/2015
	945	(3)	473	(3)	20.06	3/16/2016
	1,072	(4)	2,146	(4)	10.39	3/15/2017
	4,000	(6)	16,000	(5)	4.52	10/3/2017
	—		9,000	(7)	1.95	3/11/2018
	—		15,000	(8)	1.43	6/20/2018
Mark D. Ianni	12,000	(5)	3,000	(5)	7.75	2/10/2014	10,000	(10)	4,000	4,331 (9)	1,732
	6,000	(2)	4,000	(2)	11.34	4/8/2015
	956	(3)	478	(3)	20.06	3/16/2016
	1,085	(4)	2,171	(4)	10.39	3/15/2017
	4,000	(6)	16,000	(5)	4.52	10/3/2017
	—		9,000	(7)	1.95	3/11/2018
	—		15,000	(8)	1.43	6/20/2018

(1)	Awards reported consist of nonqualified stock options granted under our 2003 Stock Option Plan.

(2)	Such options are exercisable in equal annual installments of 20% after one year from April 8, 2005, the date of grant, and an additional 20% in each successive anniversary of the date of grant until fully vested.

(3)	Such options are exercisable in equal annual installments of one-third after one year from March 16, 2006, the date of grant, and an additional one-third in each successive anniversary of the date of grant until fully vested.

(4)	Such options are exercisable in equal annual installments of one-third after one year from March 15, 2007, the date of grant, and an additional one-third in each successive anniversary of the date of grant until fully vested.

(5)	Such options are exercisable in equal annual installments of 20% after one year from February 10, 2004, the date of grant, and an additional 20% in each successive anniversary of the date of grant until fully vested.

(6)	Such options are exercisable in equal annual installments of 20% after one year from October 3, 2007, the date of grant, and an additional 20% in each successive anniversary of the date of grant until fully vested.

(7)	Such options are exercisable in equal annual installments of 20% after one year from March 11, 2008, the date of grant, and an additional 20% in each successive anniversary of the date of grant until fully vested.

(8)	Such options are exercisable in equal annual installments of 20% after one year from June 20, 2008, the date of grant, and an additional 20% in each successive anniversary of the date of grant until fully vested.

(9)	Consists of performance share awards under our 2005 Incentive Compensation Plan. The awards are subject to the achievement of performance objectives based on both the Company’s CAGR and ROAA for the three fiscal year performance period including fiscal years 2007, 2008 and 2009. Target awards are payable if both the Company’s CAGR and ROAA equals or exceeds 10% and 4.5%, respectively, for the performance period. Minimum targets are 2.5% CAGR and 3% ROAA. Maximum targets are 20% CAGR and 10% ROAA. Participants will be entitled to a range of awards ranging between the threshold award, which is equal to 20% of the target award, and a maximum award of up to 200% of the target award. The target number of shares under this award is shown in the table. The award of units represents the right to receive an equivalent number of shares of the Company’s common stock if the performance objectives are achieved. Please see “Employment Agreements and Termination of Employment” for more information regarding these awards.

(10)	Consists of restricted stock awards under our 2005 Incentive Compensation Plan. The restricted stock fully vests on the fifth anniversary of the grant date, which is October 3, 2012. Restricted stock awards are generally forfeited if the recipient is terminated, with or without cause, prior to vesting. However, the compensation committee retains the discretion to vest in full, pro-rata, or not at all, restricted stock awards upon death, disability, retirement or otherwise. The holders of the restricted stock are entitled to voting rights and cash dividends with respect to the awards.

(11)	Based on the closing market price of our common stock of $0.40 on January 31, 2009.

Employment Agreements and Termination of Employment

Each of our executive officers serve at the pleasure of our board of directors. We have entered into employment agreements with each of our named executive officers which contain provisions requiring us to make payments upon certain termination events. In addition, participants in our equity compensation plans may be entitled to accelerated vesting of their awards in certain circumstances. Participants in our Cash Bonus Plan or our discretionary cash bonuses that terminate employment with us for any reason are not entitled to receive any bonus under the plan for such year.

The information below describes certain compensation that may become payable as a result of the events described below. These benefits are in addition to benefits available generally to salaried employees, including distributions under our 401(k) plan, described below, and accrued benefits under our plans and arrangements, including vacation pay or other accrued benefits under our medical and dental insurance plans, which are not generally described. Equity awards for our named executive officers as of January 31, 2009 are set forth under “Outstanding Equity Awards at Fiscal Year-End” above.

Employment Agreements.  Mr. Edison’s agreement has a term of three years, commencing on February 10, 2004, with an additional year added on each anniversary of that date. Mr. Vander Pluym’s agreement was originally entered into in December 2003 and amended and restated in August 2006, has a term of one year, and is renewable automatically for additional one-year terms in August of each year. Mr. Ianni’s agreement was also originally entered into in December 2003 and amended and restated in August 2006, has a term of one year, and is renewable automatically for additional one-year terms in August of each year. The terms renew automatically unless notice of non-extension is provided by either party.

As compensation for services, each named executive officer receives an annual base salary, generally subject to minimum amounts, as determined, or recommended to our board of directors for determination, by our compensation committee, which were last increased in March 2006 (September 2007 for Messrs. Vander Pluym and Ianni) as follows: P. Edison, $350,000, J. Vander Pluym, $270,000 and M. Ianni, $270,000. Each of these named executive officers is also entitled to participate in bonus plans and other benefit plans, including our Cash Bonus Plan and any other cash bonus arrangements. As required by Mr. Edison’s agreement, we have purchased a long-term disability insurance policy for the benefit of Mr. Edison.

The agreements also include confidentiality provisions applicable during the term or thereafter and non-competition provisions that generally end one year after termination. Such provisions generally apply regardless of the reason for termination or if the Company breaches the agreement. Mr. Edison’s agreement generally prohibits competition and the solicitation of our employees for two years, subject to certain limitations.

The agreements may be immediately terminated by us for cause (as defined in the agreements, which in the case of Messrs. Vander Pluym and Ianni includes the elimination of their respective positions). Mr. Edison’s agreement may also be terminated by us or the employee, without cause, upon 90 days notice by either party. Each agreement also terminates in the event of death or disability (as defined in each agreement). In the case of Mr. Vander Pluym or Mr. Ianni, in the event of a change of control the agreement may also be terminated, without cause, upon 30 days notice.

Each of the agreements contain provisions that may require us to make additional payments in certain termination events. In the event of termination by us for cause, death, or in the case of Mr. Edison, voluntary termination by the employee, generally each employee is entitled only to any accrued salary and benefits.

In the event of disability, Messrs. Edison, Vander Pluym and Ianni are generally entitled only to their accrued salary and benefits, except that Mr. Edison would be entitled to the proceeds of his disability policy.

None of the agreements require payments solely as a result of a change of control. The agreements also provide for the following payments:

•	Mr. Edison is entitled to a payment upon a “trigger event”, which is generally defined as: (i) his termination by us without cause, or (ii) following a change of control of the Company (defined below) any of the following occurs: (X) there is a material reduction in his base salary, (Y) he is not allowed to participate in our bonus plans, or (Z) there is a material reduction in the nature or status of his duties or responsibilities. Upon the occurrence of a trigger event, Mr. Edison is entitled to a one time lump sum payment equal to three times his current base salary within 30 days following the trigger event. Mr. Edison would also be entitled to a tax “gross-up” payment in amount equal to any excise tax imposed on any payments or distributions payable to him under the agreement by Section 4999 of the Internal Revenue Code.

•	Messrs. Vander Pluym and Ianni are entitled to a payment upon a trigger event, which is generally defined as: (i) a change of control (as defined below) and (ii) such change of control results in (X) a material diminution of the nature and status of their respective duties and responsibilities, or (Y) termination without cause. The trigger payment will be paid in a single lump sum within 30 days of such termination, totaling an amount equal to twelve months base salary in effect at the time of termination.

•	If Messrs. Vander Pluym or Ianni are terminated as a result of the elimination of their respective positions (included in the definition of “cause”), each is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by twelve months, payable in a lump sum in the case of Mr. Vander Pluym and on a monthly basis in the case of Mr. Ianni. If the Company gives notice of its intent not to extend the employment term prior to expiration, Mr. Vander Pluym is entitled to a payment of his monthly base salary multiplied by six months payable in a lump sum.

Stock Options.  Our named executive officers hold non-qualified stock options under our 2003 Stock Option Plan. Generally, all stock options must be exercised before an option holder’s termination of employment. However, (i) if termination occurs with our consent, the compensation committee may permit an optionee to exercise any currently exercisable options within three months of termination; (ii) if termination occurs as the result of a specified divestiture, currently exercisable options may be exercised within three months of termination; (iii) if termination is due to disability, the optionee may exercise any options exercisable at termination within one year after termination; (iv) upon a termination by retirement (at age 72 for directors and Mr. Edison and 65 for others) or death, all of the optionee’s options may be exercised immediately and will remain exercisable for up to one year; and (v) upon a change of control (as defined below) all options become exercisable. Generally, no option may be exercised after ten years from the date on which the option was granted.

The options generally are non-transferable. The compensation committee has significant discretion to prescribe, amend and rescind rules relating to the plan. The exercise price may be paid by cash, our common stock or any combination of the foregoing in the discretion of the committee, subject to limitations set forth in the plan. Exercisability is also conditioned on the Company maintaining an effective registration statement relating to the common stock underlying the options.

Performance Shares.  Each of our named executive officers was granted performance shares under our 2005 Incentive Compensation Plan in fiscal years 2006 and 2007. An award of performance shares represents the right to receive shares of common stock (or equivalent value in the compensation committee’s discretion) if specified performance objectives are achieved. Performance shares granted in fiscal year 2006 lapsed without the minimum performance objectives being met. For information regarding the performance objectives applicable to the performance awards held by our executive officers as of January 1, 2009, see “Outstanding Equity Awards at Fiscal Year-End.”

In order to be entitled to receive any payment in respect of performance share awards under our 2005 Incentive Compensation Plan, a participant must be in the employ of the Company on the expiration of the relevant performance period and must have been continuously in the employ of the Company from the time of the performance share award except for leaves of absence which may be approved by our compensation committee. However, the compensation committee may make a full, pro-rata, or no share distribution as it may determine, to a participant whose employment terminates on account of death, disability, retirement or otherwise prior to the time the participant is entitled to receive distribution in respect of performance share awards. In the event of a change of control (as defined below), participants then holding such awards are entitled to receive the performance shares (or equivalent value), free of any conditions and as if the specified performance periods had elapsed and the performance objectives had been fully achieved. Payout of performance shares awards must occur within two and one-half months after the end of the calendar year in which the performance period ends. The committee has plenary authority to interpret the plan and to prescribe, amend and rescind rules and regulations relating to the plan.

Restricted Stock.  Restricted stock awards under our 2005 Incentive Compensation Plan are generally forfeited if the recipient is terminated, with or without cause, prior to vesting. However, the committee retains the discretion of vest in full, pro-rata, or not at all, restricted stock awards upon death, disability, retirement or otherwise.

Change of Control.  For Mr. Edison’s employment agreement, a change of control is generally defined as: (i) a person or group acquiring beneficial ownership (as defined in the agreement) of more shares of our common stock than: (X) the number held by Mr. Edison, provided that this does not occur because he has reduced the number of shares he owns by a specified amount, or (Y) 50% of our common stock, or (ii) approval by our shareholders of a merger, sale of assets, or other specified transactions, in which persons who were our shareholders immediately prior to such transaction would not thereafter own more than 50% the combined voting power of the successor company, unless Mr. Edison owns 10% or more of our common stock and votes to approve such transaction, or (iii) liquidation or dissolution of the Company. More than one of our shareholders has filed a Schedule 13G and a Form 4 with the SEC reporting beneficial ownership of our common stock in excess of the amount beneficially owned by Mr. Edison.

For the employment agreements of Messrs. Vander Pluym and Ianni, a change of control is generally defined as: (i) a sale by our shareholders of more than 50% of our common stock; (ii) a sale of substantially all of our assets; or (iii) a reorganization, merger or consolidation, resulting in our shareholders immediately prior to such transaction thereafter owing less than 50% of the combined voting power of the resulting company.

Our 2003 Stock Option Plan and our 2005 Incentive Compensation Plan generally define a change of control as: (i) the acquisition of beneficial ownership of 50% or more of our common stock or combined voting power by any person, entity or group (as defined in the plan), except for Peter Edison and the Company; (ii) specified changes to our incumbent board of directors; or (iii) approval by our shareholders of a reorganization, merger or consolidation in which our then current shareholders would not thereafter own more than 50% of our voting stock or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

401(k) Plan.  The Company maintains a qualified 401(k) savings plan which allows executives to defer from 1% of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. The Company can make discretionary contributions from time to time as determined by the Company. Participants are always vested in their own contributions to the plan and are fully vested in Company contributions generally after a three-year vesting period.

Equity Compensation Plan Information

As of January 31, 2009, we had two equity compensation plans in effect under which our equity securities were authorized for issuance to employees or non-employee directors in exchange for goods or services. The Bakers Footwear Group, Inc. 2003 Stock Option Plan (the “2003 Plan”), was approved by our shareholders prior to our initial public offering and in June 2006, as amended. The Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (the “2005 Plan”) was approved by our shareholders at our 2005 annual meeting. The following table summarizes information about our equity compensation plans which authorize the issuance of equity securities as of January 31, 2009.

Equity Compensation Plan Table

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued	Weighted	Future Issuance Under
	Upon Exercise of	Average Exercise	Equity Compensation Plans
	Outstanding Options,	Price of Outstanding	(Excluding Securities
	Warrants	Options, Warrants	to be Issued Upon
Plan Category	and Rights(a)	and Rights(b)	Exercise)(c)

Equity compensation plans approved by security holders(1)(2)	1,063,473	$7.11	152,905
Equity compensation plans not approved by security holders	—	—	—

Total	1,063,473	$7.11	152,905

(1)	Prior to our initial public offering, we had a predecessor stock option plan in effect which allowed us to grant nonqualified stock options. Under the 2003 Plan, which was approved by our shareholders prior to our initial public offering, 268,922 shares relating to immediately exercisable options with an exercise price of $0.01 per share granted under the predecessor stock option plan are deemed to be covered by the 2003 Plan. The 2003 Plan also authorizes a total of 1,100,000 additional shares. All of the option holders under the predecessor plan also agreed to amend their option award agreements to have their options governed by the 2003 Plan on generally the same terms and conditions. As of January 31, 2009, a total of 4,718 shares underlying options with an exercise price of $0.01 per share remain outstanding. Also as of January 31, 2009, a total of 956,855 shares underlying options at a weighted-average exercise price of $7.15 per share are outstanding. As of January 31, 2009, a total of 71,307 shares remain available for grant under the 2003 Plan. In the first quarter of fiscal year 2009, the compensation committee authorized the grant of options relating to 72,000 shares of common stock at a weighted-average exercise price of $0.33 per share, which are not reflected in the table. The price in column (b) represents the weighted average exercise of outstanding options.

(2)	The 2005 Plan authorized 250,000 shares which may be granted as performance shares, which represent the right to receive common stock contingent upon the achievement of certain objectives, restricted stock and other-stock based awards. As of January 31, 2009, performance shares relating to a maximum of 101,900 shares of common stock have been granted and remain outstanding under the 2005 Plan. The minimum performance objectives for the performance share awards granted in 2006 covering the three-year performance period ended January 31, 2009 were not met, resulting in no payouts under these awards. As of January 31, 2009 a total of 69,000 shares of restricted stock have been granted under the 2005 Plan. A total of 81,598 shares remain available for grant under the 2005 Plan as of January 31, 2009. In the first quarter of fiscal year 2009, the compensation committee authorized the grant of 84,000 shares restricted stock, which are not reflected in the table. As of May 2, 2009, a total of 598 shares remain available for grant under the 2005 Plan.

You should also refer to the information regarding our incentive plans set forth in Note 15 to our Financial Statements in our 2008 Annual Report on Form 10-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all Company executive officers, directors, and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. We believe that during the fiscal year ended January 31, 2009, our executive officers, directors and persons owning more than 10% of any registered class of our capital stock timely complied with all applicable filing requirements, except as follows: our largest shareholder, who owns more than 10% of our common stock, inadvertently made one late Form 4 filing reporting one separate transaction. Please see “Stock Ownership of Management and Certain Beneficial Owners” which is incorporated by reference herein. In making these disclosures, we relied solely on a review of copies of such reports filed with the SEC and furnished to us and written representations from certain of our executive officers and directors that no other reports were required.

General Information

Shareholder Proposals

Proposals Included in Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2010 annual meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than January 7, 2010, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at the Company’s annual meeting in 2010 or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s by-laws. For business to be properly brought before a meeting by a shareholder of record, or to nominate a person for election as a director, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days’ notice or prior public notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to exercise of discretionary voting authority. Our restated bylaws contain specific requirements for the notice, which are summarized below. For nominations, a shareholder’s notice must set forth as to each proposed nominee:

•	the name, age, business and residential address, and principal occupation or employment of the nominee;

•	the class and number of shares of capital stock that are beneficially owned by such nominee on the date of such notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person(s) pursuant to which the nomination(s) are to be made by the shareholder;

•	all other information relating to such shareholder(s) or any nominee(s) of such shareholder(s) that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

For all other proposals, as to each matter of business proposed:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	the text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	the name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	the class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	any material interest of the proposing shareholder(s) in such business;

•	all other information relating to such shareholder that is required to be disclosed pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to propose such other business.

Please see our restated bylaws for a more complete description of this process. Our shareholders may also provide recommendations for nominations, or may otherwise contact us. See “Information Regarding Board of Directors and Committees — Director Nominations” and “— Shareholder Communications Policy.”

Other Information

The board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly by marking, signing, dating, and returning your proxy card. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

Annual Report

This proxy statement has been accompanied with or preceded by our Annual Report to Shareholders, which contains our Annual Report on Form 10-K, excluding exhibits, as filed with the SEC.

We will provide a copy of our Annual Report on Form 10-K for our last fiscal year, without charge, to each person solicited, upon written request to our Secretary at our principal executive offices, 2815 Scott Avenue, St. Louis, Missouri 63103.

By Order of the Board of Directors,
BAKERS FOOTWEAR GROUP, INC.

CHARLES R. DANIEL, III
Secretary

May 7, 2009

APPENDIX A

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

BAKERS FOOTWEAR GROUP, INC.

I.	STATEMENT OF PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Bakers Footwear Group, Inc. (the “Company”) in evaluating potential Director nominees, overseeing the composition and structure of the Board and the committees thereof and developing and implementing the Company’s corporate governance policies and practices.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and all members of the Committee shall be independent pursuant to Rule 4200(a)(15) of The Nasdaq Stock Market Rules, or the applicable rule governing director independence of such other national market system or exchange on which the Company’s stock may be traded from time to time, or any successor rules.

III. MEETINGS

The Committee shall meet regularly, or as the Committee may from time to time determine may be appropriate. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chair of the Board, Chair of the Committee, independent auditor, or the Company’s financial management.

At the invitation of the Committee Chair, the meetings will be attended by the Chair of the Board, Chief Executive Officer, representatives from any director search firm retained by the Company, and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

The duties and responsibilities of the Committee shall include the following:

1. Oversee the structure and operations of the Board and suggest to the Board any recommended changes thereto.

2. Recommend to the Board for determination all nominees for Board membership, whether for the slate of Director nominees to be proposed to shareholders or for Director nominees to be elected by the Board to fill vacancies on the Board.

3. Evaluate potential nominees for Board positions pursuant to the standards, policies and minimum requirements, if any, as determined by the Board from time to time. The Board will evaluate nominees recommended by shareholders of the Company if such recommendations are received in accordance with requirements established by the Board and/or in the Company’s Bylaws, as amended from time to time, and disclosed in the Company’s annual proxy statement.

4. The Committee identifies potential Director nominees from numerous sources as determined by the Board from time to time, including, but not limited to, other members of the Board, members of the Company’s management, director search firms and the Company’s shareholders.

5. Recommend to the Board of Directors committee structure and responsibilities, committee appointments, committee chairs and the rotation of chairperson and committee appointments as the Committee may determine to be in the best interests of the Company.

A-1

6. Evaluate the effect of any change in the personal or professional status of any Director and request that the Board request the resignation of any such Director if necessary.

7. Establish and oversee compliance with the corporate governance rules, policies and codes of legal and ethical conduct and review issues that arise in connection with such rules, policies and codes.

8. The Committee shall have the authority to engage independent advisors, including director search firms, at Company expense, as the Committee may determine necessary in carrying out its responsibilities hereunder.

9. Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

10. Report actions of the Committee periodically to the Board of Directors with such recommendations for action as the Committee deems appropriate.

11. Maintain minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Committee.

A-2

BAKERS FOOTWEAR GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S), IF NO DIRECTION IS MADE BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
Please Mark Your votes like this	☒

1.	ELECTION OF DIRECTORS		FOR ALL NOMINEES LISTED	WITHHOLD AUTHORITY FOR ALL NOMINEES LISTED
	To elect as directors to serve until the Company’s next annual meeting.		☐	☐
	NOMINEES:	Peter A. Edison, Andrew N. Baur, Timothy F. Finley, Harry, E. Rich, Scott C. Schnuck

(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐

Ratification of Emst & Young, LLP as the Company’s independent registered public accounting firm for fiscal year 2009

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on the reverse side.

	I/We do plan to attend the 2009 meeting.	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signed:	Date:	, 2009	Signed:	Date:	, 2009

IMPORTANT: Please sign exactly as your name(s) appear above. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should put their full title.

▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

REVOCABLE PROXY
BAKERS FOOTWEAR GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS – June 9, 2009
This Proxy is solicited on behalf of the Board of Directors of Bakers Footwear Group, Inc.
The undersigned shareholder(s) revoking all prior proxies, hereby appoint(s) Charles R. Daniel, III and David M. Klemm, or either of them, the true and lawful attorneys-in-fact, agents and as proxies for the undersigned, with full power of substitution, to act and to vote all of the common stock of Bakers Footwear Group, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Marriott Residence Inn, St. Louis Downtown, Meeting Room No. 3 located at 525 South Jefferson Avenue, St. Louis, Missouri, 63103 on Tuesday, June 9, 2009, at 11:00 a.m., or at any adjournment or adjournments thereof. The proxies are directed to vote as instructed on the matters set forth on this card and all other matters at their discretion which may properly come before the meeting. The matters listed on the reverse side were proposed by the Company. The undersigned acknowledges that he/she has received a copy of the Notice of Annual Meeting and Proxy Statement.
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

NAMES OF ATTENDEE(S):

(continued on the reverse side)